NII HOLDINGS ANNOUNCES SECOND QUARTER 2012 RESULTS

•	Net subscriber additions of 235,000

•	Consolidated operating revenues of $1.5 billion

•	Consolidated operating income before depreciation and amortization (OIBDA) of $211 million

•	Consolidated operating income of $39 million and consolidated net loss of $104 million

RESTON, Va. - August 7, 2012 - NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the second quarter of 2012. During the quarter, the Company added 235,000 net subscribers to its network, bringing its ending subscriber base to more than 11.2 million, a 14 percent increase compared to the subscriber base as of June 30, 2011. Financial results for the quarter included consolidated operating revenues of $1.5 billion, down 15 percent from the level reported in the second quarter of 2011, and consolidated OIBDA of $211 million, a 56 percent decline compared to the same period last year, resulting from weaker average foreign currency exchange rates, lower average revenue per subscriber (ARPU) and incremental expenses related to the Company's deployment of its planned third generation (3G) networks. For the second quarter of 2012, the Company generated consolidated operating income of $39 million and a consolidated net loss of $104 million, or $0.60 per basic share.

In May, the Company launched a full suite of voice and data services on its 3G network in Peru, and in July, began offering services on its 3G network in Chile. The Company continues to make progress in the deployment of its planned 3G networks in Mexico and Brazil. These investments, as well as the ongoing investments in capacity of its iDEN® networks, resulted in consolidated capital expenditures of $366 million during the second quarter of 2012.

“During the second quarter, we continued to move forward with the deployment of our 3G networks, while addressing a number of near-term operational challenges we face in some of our markets,” said Steve Dussek, NII Holdings' chief executive officer. “In May, we successfully launched a full complement of 3G services in Peru including our high performance push-to-talk solution, loading over 44,000 subscribers on our new network in less than two months, and in July, we started offering services on our 3G network in Chile. While we are pleased with this progress, we recognize that much work remains to be done to improve our results as we respond to changes in the competitive environment and prepare our business for the transition to 3G. We are taking actions designed to drive that improvement and place NII in the best position possible as we launch 3G services in Mexico at the end of the third quarter and Brazil at year end.”

NII Holdings' consolidated average monthly service revenue per subscriber was $38 for the second quarter of 2012, down more than $13 compared to the same period last year. This decrease was driven by year-over-year weakening in local foreign currency exchange rates and the impact of more aggressive competition in recent quarters, particularly in Brazil. The Company also reported churn of 2.30 percent for the second quarter, up almost 60 basis points from the level reported for the same period last year. This increase was due to the actions the Company has taken in Brazil to focus its retention efforts on customers that are more likely to benefit from the value of its services and the increased competitive activity across most of its markets. Consolidated cost per gross add (CPGA) was $282 for the second quarter, a $16 decrease compared to the second quarter of 2011, resulting from weakening local currency exchange rates.

“This is a pivotal year for our business as we launch 3G services and focus on improving our operations as we head into our next growth phase,” said Gokul Hemmady, NII's chief operational officer and chief financial officer. “We have implemented strategies that are designed to better align our customer base with the value proposition we offer and improve our performance in the second half of the year. Although we have adjusted our outlook for the year based on the current environment, we remain very excited about the progress we are making on our 3G expansion plans and the opportunity 3G creates for growth in the future. We believe the investments that we are making now will enhance our competitive position and create value over the long term by enabling us to pursue a broader range of customers with additional products and services while improving our overall profitability.”

The Company ended the quarter with $4.7 billion in total debt and $2.0 billion in consolidated cash and investments, resulting in net debt of $2.7 billion. Also in the quarter, Nextel Brazil completed financing arrangements with the China Development Bank that will provide up to $500 million in financing to fund the development of the 3G network in Brazil.

2012 Guidance

The Company has updated its guidance for 2012 to reflect, among other factors, its current assessment of the impact of foreign currency exchange rates and competitive market conditions. The updated guidance for 2012 is as follows:

•	Total net subscriber additions of about 1.0 million compared to prior guidance of 1.4 million net adds.

•	Consolidated operating revenues of about $6.1 billion compared to prior guidance of $7.1 billion.

•
Consolidated OIBDA of about $1.0 billion compared to prior guidance of $1.4 billion. As with our prior guidance, the OIBDA outlook also includes the impact of start up costs related to the development and launch of the Company's planned W-CDMA networks and costs to support related initiatives, including investments in brand, expansion of distribution channels, IT and back office systems.

•
Consolidated capital expenditures of about $1.5 billion compared to prior guidance of $1.7 billion. As with our prior guidance, the consolidated capex outlook includes investments relating to the deployment of the Company's W-CDMA networks and supporting systems, and the enhancement of the capacity of the Company's iDEN networks to support customer growth.

The Company's 2012 outlook is predicated on a number of assumptions, including expectations that average foreign exchange rates for the Mexican Peso and Brazilian Real in the second half of 2012 are 13.4 and 2.0, respectively, and that general economic conditions in its markets will remain relatively stable during the year.

Additional information relating to NII Holdings' second quarter 2012 results will be provided on the Company's earnings call on Tuesday, August 7, 2012 from 8:30 AM to 9:15 AM EDT. The call is available via webcast, online at www.nii.com on the Investor Relations page or by phone at the numbers below.

Phone:
Domestic 1.866.515.9213 pass-code: NIIHOLDINGS
International 1.617.399.5127 pass-code: NIIHOLDINGS
Please click here for additional Global Access Numbers

All participants are asked to dial in 10-15 minutes prior to the start of the conference call. If you are unable to participate, a rebroadcast of the conference call will be available for two weeks following the call.

For a replay of this call, please use the following:

Conference Call Replay:
Domestic 1.888.286.8010 pass-code: 17448640
International 1.617.801.6888 pass-code: 17448640

As disclosed in its quarterly report on Form 10-Q for the three months ended June 30, 2012, the Company has revised its prior period financial statements to correct certain immaterial errors. The financial results provided throughout this press release are prepared in accordance with accounting principles generally accepted in the United States, or GAAP. NII has presented consolidated OIBDA, ARPU, CPGA and net debt. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. To view these and other reconciliations of non-GAAP financial measures that the company uses and information about how to access the conference call discussing NII's second quarter 2012 results, visit the investor relations link at www.nii.com.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a provider of differentiated mobile communication services for businesses and high value consumers in Latin America. NII Holdings, operating under the Nextel brand in Brazil, Mexico, Argentina, Peru and Chile, offers fully integrated wireless communications tools with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect® and International Direct ConnectSM, a digital two-way radio. NII Holdings is a Fortune 500 and Barron's 500 company, and has also been named one of the best places to work among multinationals in Latin America by the Great Place to Work® Institute. The company trades on the NASDAQ market under the symbol NIHD. Visit the company's website at www.nii.com.

Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.

Visit NII Holdings' news room for news and to access our markets' news centers: nii.com/newsroom.

Safe Harbor Statement
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. The words "estimate," "project," "forecast," "intend," "expect," "believe," "target," “plan,” "providing guidance" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, network usage, customer growth and retention, pricing, operating costs, the timing of various events, the economic and regulatory environment and the foreign exchange rates that will prevail during 2012. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to the impact of more intense competitive conditions and changes in economic conditions in the markets we serve; the impact on our financial results, and potential reductions in the recorded value of our assets, that may result from fluctuations in foreign currency exchange rates and, in particular, fluctuations in the relative values of the currencies of the countries in which we operate compared to the U.S. dollar; the risk that our network technologies will not perform properly or support the services our customers want or need, including the risk that technology developments to support our services will not be timely delivered; the risk that customers in the markets we serve will not find our services attractive; unexpected results of litigation; and the additional risks and uncertainties that are described in NII Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

Media Contacts:

NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA. 20190
(703) 390-5100
www.nii.com

Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com

Media Relations: Claudia Restrepo
(786) 251-7020
claudia.restrepo@nii.com

NII HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2012 AND 2011
(in millions, except per share amounts)

	Six Months Ended June 30,		Three Months Ended June 30,
	2012	2011	2012	2011
		(Revised)		(Revised)
Operating revenues Service and other revenues	$2,964.8	$3,216.7	$1,421.1	$1,670.5
Handset and accessory revenues	164.1	164.7	74.7	82.2
	3,128.9	3,381.4	1,495.8	1,752.7
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	864.3	893.6	421.3	448.7
Cost of handset and accessory sales	463.0	418.2	234.3	206.5
Selling, general and administrative	1,235.4	1,158.0	629.0	620.4
Depreciation	323.6	304.6	163.0	157.2
Amortization	19.0	19.4	9.3	10.3
	2,905.3	2,793.8	1,456.9	1,443.1
Operating income	223.6	587.6	38.9	309.6
Other income (expense) Interest expense	(169.9)	(177.9)	(81.3)	(96.5)
Interest income	12.2	15.8	6.0	9.6
Foreign currency transaction (losses) gains, net	(53.0)	24.1	(38.7)	15.6
Other expense, net	(14.5)	(8.4)	(5.4)	(4.0)
	(225.2)	(146.4)	(119.4)	(75.3)
(Loss) income before income tax provision	(1.6)	441.2	(80.5)	234.3
Income tax provision	(88.3)	(218.9)	(23.0)	(111.6)
Net (loss) income	$(89.9)	$222.3	$(103.5)	$122.7

Net (loss) income per common share, basic	$(0.52)	$1.31	$(0.60)	$0.72
Net (loss) income per common share, diluted	$(0.52)	$1.29	$(0.60)	$0.71

Weighted average number of common shares outstanding, basic	171.4	170.0	171.5	170.4
Weighted average number of common shares outstanding, diluted	171.4	172.8	171.5	173.0

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in millions)

	June 30,	December 31,
	2012	2011
	(Unaudited)	(Revised)
Cash and cash equivalents	$1,829.3	$2,322.9
Short-term investments	132.9	343.4
Accounts receivable, less allowance for doubtful accounts of $68.9 and $66.3	794.4	858.5
Property, plant and equipment, net	3,630.6	3,481.9
Intangible assets, net	1,151.8	1,182.4
Total assets	9,250.0	9,821.0
Total debt	4,619.4	4,818.2
Total liabilities	6,296.2	6,680.6
Stockholders' equity	2,953.8	3,140.4

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2012 and 2011
(UNAUDITED)

NII Holdings, Inc.
(subscribers in thousands)

	Three Months Ended June 30,
	2012	2011
		(Revised)
Total subscribers (as of June 30)	11,206.9	9,812.2
Net subscriber additions	234.8	382.1
Churn (%)	2.30%	1.71%

Average monthly revenue per handset/unit in service (ARPU) (1)	$38	$51

Cost per gross add (CPGA) (1)	$282	$298

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended June 30,		Three Months Ended June 30,
	2012	2011	2012	2011
		(Revised)		(Revised)
Operating revenues Service and other revenues	$1,455.5	$1,647.6	$678.6	$869.3
Handset and accessory revenues	81.3	80.6	33.9	39.6
	1,536.8	1,728.2	712.5	908.9
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	476.5	507.4	225.8	266.7
Cost of handset and accessory sales	114.0	125.4	55.1	60.6
Selling, general and administrative	525.1	506.3	248.4	281.0
Segment earnings	421.2	589.1	183.2	300.6
Management fee and other	27.5	20.2	14.0	12.9
Depreciation and amortization	151.9	154.7	73.0	79.7
Operating income	$241.8	$414.2	$96.2	$208.0

Total subscribers (as of June 30)			4,230.0	3,713.6
Net subscriber additions			3.2	204.6
Churn (%)			2.30%	1.59%

ARPU (1)			$47	$70

CPGA (1)			$256	$256

Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended June 30,		Three Months Ended June 30,
	2012	2011	2012	2011
Operating revenues Service and other revenues	$1,024.2	$1,113.2	$501.7	$567.6
Handset and accessory revenues	41.4	42.1	19.4	20.7
	1,065.6	1,155.3	521.1	588.3
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	206.8	227.9	103.6	101.1
Cost of handset and accessory sales	260.9	210.8	132.3	103.7
Selling, general and administrative	300.8	313.0	156.8	160.2
Segment earnings	297.1	403.6	128.4	223.3
Management fee and other	65.3	62.7	33.5	33.7
Depreciation and amortization	95.2	101.8	48.5	52.5
Operating income	$136.6	$239.1	$46.4	$137.1

Total subscribers (as of June 30)			3,819.0	3,503.3
Net subscriber additions			60.1	58.7
Churn (%)			2.02%	1.73%

ARPU (1)			$39	$48

CPGA (1)			$431	$461

Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended June 30,		Three Months Ended June 30,
	2012	2011	2012	2011
Operating revenues Service and other revenues	$309.8	$286.3	$153.5	$147.7
Handset and accessory revenues	23.8	25.3	11.6	13.2
	333.6	311.6	165.1	160.9
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	97.9	91.6	48.6	46.7
Cost of handset and accessory sales	40.4	41.1	20.0	21.7
Selling, general and administrative	113.4	92.6	61.3	50.2
Segment earnings	81.9	86.3	35.2	42.3
Management fee and other	13.1	10.2	8.1	6.6
Depreciation and amortization	22.5	21.0	11.6	10.7
Operating income	$46.3	$55.1	$15.5	$25.0

Total subscribers (as of June 30)			1,597.6	1,218.6
Net subscriber additions			150.4	35.4
Churn (%)			2.01%	1.54%

ARPU (1)			$29	$35

CPGA (1)			$112	$227

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended June 30,		Three Months Ended June 30,
	2012	2011	2012	2011
Operating revenues Service and other revenues	$159.4	$157.2	$78.2	$79.5
Handset and accessory revenues	15.8	16.6	8.2	8.7
	175.2	173.8	86.4	88.2
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	57.6	52.3	29.4	26.4
Cost of handset and accessory sales	38.2	38.5	20.2	19.3
Selling, general and administrative	75.4	67.9	41.2	34.6
Segment earnings (losses)	4.0	15.1	(4.4)	7.9
Management fee and other	10.1	12.0	5.7	6.9
Depreciation and amortization	38.6	30.7	19.3	15.6
Operating loss	$(44.7)	$(27.6)	$(29.4)	$(14.6)

Total subscribers (as of June 30)			1,443.1	1,305.9
Net subscriber (deactivations) additions			(6.2)	80.6
Churn (%)			3.26%	2.11%

ARPU (1)			$17	$19

CPGA (1)			$195	$150

NII Holdings, Inc. - Impact of Foreign Currency Fluctuations (1)

	Six Months Ended June 30, 2012		Three Months Ended June 30, 2012
	YTD 2011 to YTD 2012 Actual Growth Rate	YTD 2011 to YTD 2012 Normalized Growth Rate	2Q 2011 to 2Q 2012 Actual Growth Rate	2Q 2011 to 2Q 2012 Normalized Growth Rate
Consolidated:
Operating revenues	(7)%	3%	(15)%	—%
Operating income before depreciation and amortization	(38)%	(25)%	(56)%	(42)%
Nextel Brazil:
Operating revenues	(11)%	1%	(22)%	(4)%
Segment earnings	(28)%	(15)%	(39)%	(19)%
Nextel Mexico:
Operating revenues	(8)%	3%	(11)%	2%
Segment earnings	(26)%	(16)%	(43)%	(32)%
Nextel Argentina:
Operating revenues	7%	16%	3%	12%
Segment earnings	(5)%	11%	(17)%	(1)%

(1) For information regarding ARPU, CPGA and the impact of foreign currency fluctuations, see “Non-GAAP Reconciliations for the Six and Three Months Ended June 30, 2012 and 2011” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2012 AND 2011
(UNAUDITED)

Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Six Months Ended June 30,		Three Months Ended June 30,
	2012	2011	2012	2011
		(Revised)		(Revised)
Consolidated operating income	$223.6	$587.6	$38.9	$309.6
Consolidated depreciation	323.6	304.6	163.0	157.2
Consolidated amortization	19.0	19.4	9.3	10.3
Consolidated operating income before depreciation and amortization	$566.2	$911.6	$211.2	$477.1

	Original Guidance Estimate*	Updated Guidance Estimate*
	Year Ending December 31,	Year Ending December 31,
	2012	2012
Consolidated operating income	$650.0	$250.0
Consolidated depreciation	700.0	700.0
Consolidated amortization	50.0	50.0
Consolidated operating income before depreciation and amortization	$1,400.0	$1,000.0

* The Company's guidance estimate for OIBDA for the year ending December 31, 2012 includes the impact of approximately $50 million of non-cash equity compensation expense. This estimate is predicated on a number of assumptions, including the assumption that foreign currency exchange rates and general economic conditions in its markets will remain relatively stable during the year. The information regarding the Company's outlook and objectives for 2012, including its guidance estimate for OIBDA for the year ended December 31, 2012, is forward looking and is based upon management's current beliefs, as well as a number of assumptions concerning future events, and as such, should be taken in the context of the risks and uncertainties identified in the “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 included above and of the risks and uncertainties outlined in the SEC filings of NII Holdings, Inc., including the Company's Annual Report on Form 10-K for the year ended December 31, 2011 and the Company's other filings with the SEC.

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):

NII Holdings, Inc.

	Three Months Ended June 30,
	2012	2011
	(Unaudited)	(Revised)
Consolidated service and other revenues	$1,421.1	$1,670.5
Less: consolidated analog and other revenues	(161.2)	(201.6)
Total consolidated subscriber revenues	$1,259.9	$1,468.9

ARPU calculated with subscriber revenues	$38	$51

ARPU calculated with service and other revenues	$43	$58

Nextel Brazil

	Three Months Ended June 30,
	2012	2011
	(Unaudited)	(Revised)
Service and other revenues	$678.6	$869.3
Less: analog and other revenues	(80.0)	(107.3)
Total subscriber revenues	$598.6	$762.0

ARPU calculated with subscriber revenues	$47	$70

ARPU calculated with service and other revenues	$53	$80

Nextel Mexico

	Three Months Ended June 30,
	2012	2011
	(Unaudited)
Service and other revenues	$501.7	$567.6
Less: analog and other revenues	(54.9)	(66.5)
Total subscriber revenues	$446.8	$501.1

ARPU calculated with subscriber revenues	$39	$48

ARPU calculated with service and other revenues	$44	$55

Nextel Argentina

	Three Months Ended June 30,
	2012	2011
	(Unaudited)
Service and other revenues	$153.5	$147.7
Less: other revenues	(19.8)	(20.7)
Total subscriber revenues	$133.7	$127.0

ARPU calculated with subscriber revenues	$29	$35

ARPU calculated with service and other revenues	$34	$41

Nextel Peru

	Three Months Ended June 30,
	2012	2011
	(Unaudited)
Service and other revenues	$78.2	$79.5
Less: other revenues	(5.7)	(6.2)
Total subscriber revenues	$72.5	$73.3

ARPU calculated with subscriber revenues	$17	$19

ARPU calculated with service and other revenues	$18	$21

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):

NII Holdings, Inc.

	Three Months Ended June 30,
	2012	2011
	(Unaudited)	(Revised)
Consolidated handset and accessory revenues	$74.7	$82.2
Less: consolidated uninsured replacement revenues	(4.8)	(6.1)
Consolidated handset and accessory revenues, net	69.9	76.1
Less: consolidated cost of handset and accessory sales	234.3	206.2
Consolidated handset subsidy costs	164.4	130.1
Consolidated selling and marketing	201.2	196.5
Costs per statement of operations	365.6	326.6
Less: consolidated costs unrelated to initial customer acquisition	(78.8)	(65.6)
Customer acquisition costs	$286.8	$261.0

Cost per Gross Add	$282	$298

Nextel Brazil

	Three Months Ended June 30,
	2012	2011
	(Unaudited)	(Revised)
Handset and accessory revenues	$33.9	$39.6
Less: uninsured replacement revenues	(1.7)	(2.9)
Handset and accessory revenues, net	32.2	36.7
Less: cost of handset and accessory sales	55.1	60.6
Handset subsidy costs	22.9	23.9
Selling and marketing	59.1	82.7
Costs per statement of operations	82.0	106.6
Less: costs unrelated to initial customer acquisition	(6.7)	(10.3)
Customer acquisition costs	$75.3	$96.3

Cost per Gross Add	$256	$256

Nextel Mexico

	Three Months Ended June 30,
	2012	2011
	(Unaudited)
Handset and accessory revenues	$19.4	$20.7
Less: uninsured replacement revenues	(3.1)	(3.2)
Handset and accessory revenues, net	16.3	17.5
Less: cost of handset and accessory sales	132.3	103.7
Handset subsidy costs	116.0	86.2
Selling and marketing	76.3	74.4
Costs per statement of operations	192.3	160.6
Less: costs unrelated to initial customer acquisition	(67.5)	(50.5)
Customer acquisition costs	$124.8	$110.1

Cost per Gross Add	$431	$461

Nextel Argentina

	Three Months Ended June 30,
	2012	2011
	(Unaudited)
Handset and accessory revenues	$11.6	$13.2
Less: cost of handset and accessory sales	20.0	21.7
Handset subsidy costs	8.4	8.5
Selling and marketing	19.9	14.7
Costs per statement of operations	28.3	23.2
Less: costs unrelated to initial customer acquisition	(1.2)	(2.5)
Customer acquisition costs	$27.1	$20.7

Cost per Gross Add	$112	$227

Nextel Peru

	Three Months Ended June 30,
	2012	2011
	(Unaudited)
Handset and accessory revenues	$8.2	$8.7
Less: cost of handset and accessory sales	20.2	19.1
Handset subsidy costs	12.0	10.4
Selling and marketing	17.9	15.8
Costs per statement of operations	29.9	26.2
Less: costs unrelated to initial customer acquisition	(3.4)	(2.1)
Customer acquisition costs	$26.5	$24.1

Cost per Gross Add	$195	$150

Net Debt

Net debt represents total debt less cash, cash equivalents, short-term and long-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. We include the cash in long-term investments to the items subtracted from total debt to calculate net debt. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of June 30, 2012 can be calculated as follows (in millions):

NII Holdings, Inc.
Total debt	$4,619.4
Add: debt discounts	26.6
Less: cash and cash equivalents	1,829.3
Less: short-term investments	132.9
Net debt	$2,683.8

Impact of Foreign Currency Fluctuations
The following table shows the impact of changes in foreign currency exchange rates on certain financial measures for the six and three months ended June 30, 2011 compared to the same period in 2012 by (i) adjusting the relevant measures for the six and three months ended June 30, 2011 to levels that would have resulted if the average foreign currency exchange rates for the six and three months ended June 30, 2011 were the same as the average foreign currency exchange rates that were in effect for the six and three months ended June 30, 2012; and (ii) comparing the actual and adjusted financial measures for the six and three months ended June 30, 2011 to the similar financial measures for the six and three months ended June 30, 2012 to show the percentage change in those measures before and after taking those adjustments into account. The amounts reflected in the following table for operating income before depreciation and amortization on a consolidated basis and segment earnings for Nextel Brazil, Nextel Mexico and Nextel Argentina, before the adjustments for changes in foreign currency exchange rates, are based on the calculations contained elsewhere in these non-GAAP reconciliations for the six and three months ended June 30, 2012 and 2011. The average foreign currency exchange rates for each of the relevant currencies during each of the six and three months ended June 30, 2012 and 2011 are included in the notes to the table below. The information reflected in the following table is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that these calculations provide useful information concerning our relative performance for the six and three months ended June 30, 2012 compared to the same period in 2011 by removing the impact of the significant difference in the average foreign currency exchange rates in effect for those periods.

NII Holdings, Inc.
(dollars in thousands)

	Six Months Ended June 30,
	YTD 2011 Actual	YTD 2011 Adjustment (1)	YTD 2011 Normalized (1)	YTD 2012 Actual	YTD 2011 to YTD 2012 Actual Growth Rate (2)	YTD 2011 to YTD 2012 Normalized Growth Rate (3)
	(Revised)
Consolidated:
Operating revenues	$3,381,399	$(355,128)	$3,026,271	$3,128,973	(7)%	3%
Operating income before depreciation and amortization	911,534	(154,616)	756,918	566,191	(38)%	(25)%
Nextel Brazil:
Operating revenues	$1,728,169	$(213,398)	$1,514,771	$1,536,821	(11)%	1%
Segment earnings	589,098	(94,801)	494,297	421,223	(28)%	(15)%
Nextel Mexico:
Operating revenues	$1,155,314	$(116,458)	$1,038,856	$1,065,565	(8)%	3%
Segment earnings	403,610	(48,125)	355,485	297,071	(26)%	(16)%
Nextel Argentina:
Operating revenues	$311,564	$(24,805)	$286,759	$333,648	7%	16%
Segment earnings	86,274	(12,730)	73,544	81,924	(5)%	11%

NII Holdings, Inc.
(dollars in thousands)

	Three Months Ended June 30,
	2Q 2011 Actual	2Q 2011 Adjustment (1)	2Q 2011 Normalized (1)	2Q 2012 Actual	2Q 2011 to 2Q 2012 Actual Growth Rate (2)	2Q 2011 to 2Q 2012 Normalized Growth Rate (3)
	(Revised)
Consolidated:
Operating revenues	$1,752,658	$(259,082)	$1,493,576	$1,495,825	(15)%	—%
Operating income before depreciation and amortization	477,110	(112,339)	364,771	211,255	(56)%	(42)%
Nextel Brazil:
Operating revenues	$908,928	$(169,681)	$739,247	$712,521	(22)%	(4)%
Segment earnings	300,610	(73,317)	227,293	183,228	(39)%	(19)%
Nextel Mexico:
Operating revenues	$588,308	$(75,801)	$512,507	$521,103	(11)%	2%
Segment earnings	223,262	(33,262)	190,000	128,361	(43)%	(32)%
Nextel Argentina:
Operating revenues	$160,850	$(13,242)	$147,608	$165,131	3%	12%
Segment earnings	42,323	(6,648)	35,675	35,175	(17)%	(1)%

(1)
The "2Q 2011 Normalized" and "YTD 2011 Normalized" amounts reflect the impact of applying the average foreign currency exchange rates for the six and three months ended June 30, 2012 to the operating revenues earned in foreign currencies and to the other components of each of the actual financial measures shown above for the six and three months ended June 30, 2011, other than certain components of those measures consisting of U.S. dollar-based operating expenses, which were not adjusted. The amounts included under the columns "2Q 2011 Adjustment" and "YTD 2011 Adjustment" reflect the amount determined by subtracting the "2Q 2011 Normalized" and "YTD 2011 Normalized" amounts calculated as described in the preceding sentence from the "2Q 2011 Actual" and "YTD 2011 Actual" amounts and reflect the impact of the year-over-year change in the average foreign currency exchange rates on each of the financial measures for the six and three months ended June 30, 2011. The average foreign currency exchange rates for each of the relevant currencies during the six and three months ended June 30, 2012 and 2011 for purposes of these calculations were as follows:

	Six Months Ended June 30,		Three Months Ended June 30,
	2012	2011	2012	2011
Brazilian real	1.86	1.63	1.96	1.60
Mexican peso	13.27	11.91	13.51	11.73
Argentine peso	4.40	4.05	4.45	4.08

(2)
The percentage amounts in these columns reflect the growth rates for each of the financial measures comparing the amounts in the "2Q 2012 Actual" and "YTD 2012 Actual" columns with those in the "2Q 2011 Actual" and "YTD 2011 Actual" columns.

(3)
The percentage amounts in these columns reflect the growth rates for each of the financial measures comparing the amounts in the "2Q 2012 Actual" and "YTD 2012 Actual" columns with those in the "2Q 2011 Normalized" and "YTD 2011 Normalized" columns.